Exhibit 99.1

          Mitek Systems Announces Fiscal 2004 Third Quarter Results

    POWAY, Calif., Aug. 9 /PRNewswire-FirstCall/ -- Mitek Systems, Inc.
(OTC Bulletin Board: MITK), a leading developer of fraud protection and image-based recognition technologies, today announced financial results for the fiscal 2004 third quarter ended June 30, 2004.
    Net sales in the third quarter of fiscal 2004 were $987,000 compared to $3.0 million in the year-ago period. During the third quarter of fiscal 2004, total costs and expenses, excluding cost of sales, were $2.0 million compared to $2.6 million during the same period last year. Net loss for the third quarter of fiscal 2004 was $(1.4) million, or $(0.13) per basic and diluted share, compared with a net loss of $(953,000), or $(0.09) per basic and diluted share, in the third quarter of fiscal 2003.
    As of June 30, 2004, Mitek had working capital of approximately
$2.2 million and a stockholders' deficit of $5,000. The Company ended the third quarter with no bank borrowings.
    "We have made significant progress toward recapitalizing the Company and streamlining our business for future success," said Mitek's President and Chief Executive Officer, James B. DeBello. "We were successful in raising $3.0 million in additional capital from Laurus Master Funds, LTD. ("Laurus"), and $1.4 million from the divestiture of our CheckQuest(R) and CaptureQuest(R) product lines. These proceeds will be used to increase the size and capabilities of our sales and marketing team, and will enable us to accelerate development of advanced products. We believe Mitek is now in a much better position to gain traction in the marketplace."
    During June 2004, Mitek completed a $3.0 million private placement with Laurus, a financial institution that specializes in providing capital to small and micro capitalization companies. Under the terms of the private placement agreements, Mitek issued a three-year, $3.0 million secured note to Laurus, convertible into Mitek's common stock, and a warrant to purchase up to 860,000 shares of Mitek's common stock.
    During July 2004, Mitek announced that it had sold certain assets, and granted exclusive distribution and licensing rights related to its CheckQuest item processing and CaptureQuest electronic document management solutions, to Harland Financial Solutions, Inc., a wholly owned subsidiary of John H. Harland Company (NYSE: JH). In addition, Harland licensed from Mitek its QuickStrokes(R) family of recognition toolkits and the QuickFX(R) Pro form identification toolkit for use with CheckQuest and CaptureQuest. Harland has also agreed to be a reseller of Mitek's full line of image-based fraud protection solutions. The products associated with the Harland transaction accounted for a substantial portion of the Company's losses for the current and prior fiscal year.
    "This transaction is very important for Mitek on several fronts," continued Mr. DeBello. "It will help us in our efforts to regain profitability. First, we significantly lowered our cost structure and expect annualized savings of approximately $2.0 million on a go forward basis. Next, we are now focused more intently on providing an advanced fraud protection solution and Check 21 capable recognition engine for financial institutions, to capture what we believe is likely to be a key area of growth and a sizeable future opportunity for the Company. Finally, we've furthered our strategy of entering into channel partnerships for the distribution of our products."
    Subsequent to the end of the quarter, Mitek announced the appointment of Emmanuel De Boucaud as Vice President of Sales, to lead the Company's worldwide sales operations. Mr. De Boucaud has extensive industry experience and a demonstrated track record of success.
    "We have many reasons to feel confident about our future prospects. Emmanuel is working toward rebuilding our sales force to fully leverage the opportunity before us. We are recreating our distribution organization and are hopeful of being increasingly accepted in the marketplace. While we take the next few quarters to fully develop this effort, we remain dedicated to continuing our high level of customer support," concluded Mr. DeBello.

    Conference Call and Webcast
    Mitek Systems will host a conference call with a simultaneous Webcast today at 11:00 a.m. Eastern (8:00 a.m. Pacific) to discuss the Company's fiscal third quarter 2004 operating performance. The conference call, featuring President and CEO, James B. DeBello can be accessed live via the Internet at www.miteksystems.com or www.fulldisclosure.com. Please go to either Web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a Webcast replay will be available for 90 days at www.miteksystems.com. An audio replay will also be available through August 16, 2004 by calling 800-405-2236 (303-590-3000 for international callers) and entering the passcode 11004236.

    About Mitek Systems
    Mitek Systems is a premier provider of check fraud protection solutions for the banking industry and an established global supplier of embedded software recognition engines. Mitek develops recognition technology using advanced neural networking techniques and deploys this expertise in fraud prevention, financial document and forms processing applications. These applications automatically process over 8 billion documents per year for a variety of OEMs, reseller partners and end users. For more information about Mitek Systems, contact the company at 14145 Danielson Street, Suite B, Poway, CA 92064; 858-513-4600 or visit www.miteksystems.com.

    Forward-Looking Statement Disclosure
    With the exception of historical matters, the matters discussed in this news release are forward-looking statements that involve risks and uncertainty. Forward-looking statements include, but are not limited to, statements relating to the development and pace of sales of the Company's products, expected trends and growth in the Company's results of operations, projections concerning the Company's available cash flow and liquidity, anticipated penetration in new and existing markets for the Company's products and the size of such markets, anticipated acceptance of the Company's products by existing and new customers, the ability of the Company to achieve or sustain any growth in sales and revenue and the increase in sales representatives and other personnel. The Company's actual results could differ from such forward-looking statements. There can be no assurance that the Company will achieve the results set forth herein. Mitek, Mitek Systems and CheckQuest are trademarks or registered trademarks of Mitek Systems, Inc. All other product or company names may be trademarks or registered trademarks of their respective holders.

    For further information, please contact: James B. DeBello, President and CEO of Mitek Systems, Inc., +1-858-513-4600; or Laurie Berman of Financial Relations Board, +1-310-407-6546, for Mitek Systems, Inc.


                             Mitek Systems, Inc.
                           Statements of Operations
                                 (Unaudited)

                             THREE MONTHS ENDED         NINE MONTHS ENDED
                                  June 30,                   June 30,
                              2004         2003         2004          2003

    NET SALES               $987,000    $3,042,000   $4,700,000    $9,871,000


    COSTS AND EXPENSES
     Cost of sales           371,000     1,392,000    1,893,000     3,499,000
     Operations              326,000       432,000    1,065,000     1,292,000
     Selling and
      marketing              450,000     1,101,000    1,572,000     2,908,000
     Research and
      development            644,000       556,000    1,812,000     1,680,000
     General and
      administrative         614,000       517,000    1,673,000     1,356,000

     Total costs and
      expenses             2,405,000     3,998,000    8,015,000    10,735,000

    OPERATING LOSS        (1,418,000)     (956,000)  (3,315,000)     (864,000)

     Interest and other
      income (expense) -
      net                    (12,000)        4,000       (6,000)        7,000

    LOSS BEFORE INCOME
     TAXES                (1,430,000)     (952,000)  (3,321,000)     (857,000)

    PROVISION FOR INCOME
     TAXES                     1,000         1,000        3,000        10,000

    NET LOSS             $(1,431,000)    $(953,000) $(3,324,000)    $(867,000)


    NET LOSS PER SHARES
     - BASIC AND DILUTED      ($0.13)       ($0.09)      ($0.29)       ($0.08)

    WEIGHTED AVERAGE
     NUMBER OF COMMON
    SHARES OUTSTANDING -
     BASIC                11,389,481    11,156,437   11,340,979    11,144,660

    WEIGHTED AVERAGE
     NUMBER OF COMMON
    SHARES AND COMMON
     SHARE
    EQUIVALENTS
     OUTSTANDING -
     DILUTED              11,389,481    11,156,437   11,340,979    11,144,660


                             Mitek Systems, Inc.
                           Condensed Balance Sheets
                                 (Unaudited)

                                                 June 30,        September 30,
                                                   2004              2003

    ASSETS

    Current assets                              4,505,000         5,043,000
    Property and equipment - net                  119,000           321,000
    Other assets                                   32,000           280,000

    TOTAL ASSETS                                4,656,000         5,644,000

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities                         2,310,000         2,702,000
    Long term liabilities                       2,351,000           369,000
    Total liabilities                           4,661,000         3,071,000

    Total stockholders' equity                     (5,000)        2,573,000

    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                      4,656,000         5,644,000


SOURCE  Mitek Systems, Inc.
    -0-                             08/09/2004
    /CONTACT: James B. DeBello, President and CEO of Mitek Systems, Inc., +1-858-513-4600; or Laurie Berman of Financial Relations Board,
+1-310-407-6546, for Mitek Systems, Inc./
    /Web site:  http://www.fulldisclosure.com /
    /Web site:  http://www.miteksystems.com /
    (MITK)

CO:  Mitek Systems, Inc.
ST:  California
IN:  CPR FIN OTC
SU:  ERN CCA